Exhibit 99.1

Fortress Capital Acquisition Corp. Announces Redemption of Class A Ordinary Shares

NEW YORK, January 4, 2023 — Fortress Capital Acquisition Corp. (NYSE:FCAX) today announced that its board of directors (the “Board”) has determined to redeem all of its outstanding Class A ordinary shares (the “Class A Shares”), effective as of January 18, 2023, because the Company will not be able to consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”).

Pursuant to the Articles, if the Company does not consummate an initial business combination by January 15, 2023, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Class A Shares in consideration of a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Class A Shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Board liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law.

Net of taxes and dissolution expenses, the estimated per-share redemption price for the public shares is expected to be approximately $10.14 (the “Redemption Amount”), based on funds held in trust as of December 31, 2022.

The Company anticipates that the last day of trading in the Company’s Class A Shares will be January 13, 2023, and that, as of the open of business on January 18, 2023, the Class A Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the Class A Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Class A Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. The Company’s initial shareholders have waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

The Company expects that The New York Stock Exchange will file a Form 25 with the U.S. Securities and Exchange Commission to delist its securities.

About Fortress Capital Acquisition Corp.

Fortress Capital Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward Looking Statements

Certain statements included in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek,” “future,” “project,” “anticipate” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors and risks that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Company’s Form S-1 relating to its initial public offering, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company has filed with the SEC, as amended from time to time. Copies of such filings are available on the SEC’s website, www.sec.gov.

Forward-looking statements speak only as of the date they are made, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.

For more information, please contact:

infofcax@fortress.com

1345 Avenue of the Americas

45th Floor

New York, New York 10105

(212) 817-3535

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